Exhibit 6.11

06/14/2022

Matias Olivera

This letter serves as confirmation that as of 06/01/2022,  Matias Olivera has been Promoted to Chief Technology Officer by Exodus Movement Inc.

●	Your new title of Chief Technology Officer is effective as of 06/01/2022,

●	Your new annual salary of $ $300,000.00 USD will be paid in monthly installments.

●	You will report to Jon Richardson , Chief Executive Officer and Director

All other covenants in your original Contractor agreement dated 11/26/2019 still stand. If you have any questions or require additional information, please contact the Chief People Officer via email at sabrina@exodus.io

Best Regards,

Daniel Castagnoli
Co-Founder / President Exodus Movement, Inc.

Promotion Letter - Monthly.pdf Document ID: b8a536b0-ebea-11ec-b08c-a23c525f157f

Requested:
Jun 14, 2022, 8:56 AM CDT (Jun 14, 2022, 1:56 PM UTC)
Uchenna Ibeka (uchenna@exodus.io)
IP: 164.68.188.118

Signed:
Jun 14, 2022, 8:57 AM CDT (Jun 14, 2022, 1:57 PM UTC)
Uchenna Ibeka (uchenna@exodus.io)
IP: 164.68.188.118

Signed:
Jun 14, 2022, 9:02 AM CDT (Jun 14, 2022, 2:02 PM UTC)
Matias Olivera (Matias@exodus.io)
IP: 2a02:8109:8680:568:e539:7fd2:2b7a:c49a